UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007 (August 24, 2007)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2007, JERIT Finance Co JPM, LLC, a wholly-owned subsidiary of JER Investors Trust Inc., entered into a Master Repurchase Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. The Agreement provides for a maximum aggregate purchase price of $250 million and has a one-year term plus two one-year extension options subject to meeting certain covenants and restrictions. Subject to the terms and conditions thereof, the Agreement provides for the purchase, sale and repurchase of, among other things, first lien mortgages, B-notes and other junior interests, mezzanine loans, participation interests in the foregoing, and certain commercial mortgage-backed securities. The repurchase facility accrues interest at varying rates over LIBOR based upon the type of assets subject to the repurchase obligations. The Agreement contains affirmative and negative covenants and provisions regarding events of default that are normal and customary for similar repurchase facilities. JER Investors Trust Inc. has agreed to provide a limited guarantee of the obligations of JERIT Finance Co JPM, LLC under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc. (Registrant)

Date: August 30, 2007	By:	/s/ Tae-Sik Yoon
	Name:	Tae-Sik Yoon
	Title:	Chief Financial Officer